EXHIBIT 10.8
WARRANT ASSUMPTION AGREEMENT
     THIS WARRANT ASSUMPTION AGREEMENT (the “Assumption Agreement”) dated as of January 26, 2007, by and between HARRIS STRATEX NETWORKS, INC., a corporation incorporated in the State of Delaware (“Newco”), and STRATEX NETWORKS, INC., a corporation incorporated in the State of Delaware (“Stratex”), is made and delivered pursuant to Section 6 of those certain Warrants to Purchase Common Stock of Stratex (the “Warrants”) issued in connection with the Purchase Agreement dated as of September 21, 2004 by and between Stratex and certain Investors listed in Schedule I attached thereto. All capitalized terms used in this Assumption Agreement and not otherwise defined herein shall have the meanings assigned to them in the Warrants.
     Pursuant to an Amended and Restated Formation, Contribution and Merger Agreement, dated December 18, 2006, among Harris Corporation, Stratex, Newco and Stratex Merger Corp., as amended by that certain letter agreement, dated January 26, 2007 (the “Combination Agreement”), among the parties thereto, Stratex will merge into a wholly-owned subsidiary of Newco (the “Merger”). In the Merger, each outstanding share, par value $0.01 per share, of Stratex Common Stock (the “Stratex Common Stock”) will be converted into one-fourth of a share, par value $0.01 per share, of Class A Common Stock of Newco (the “Class A Common Stock”). Under the terms of the Combination Agreement, Newco has agreed to enter into this Assumption Agreement pursuant to which it will assume Stratex’s obligations under the Warrants.
     Effective upon the effective time of the Merger,
     (i) Stratex shall be released from its obligations under the Warrants.
     (ii) Newco hereby assumes the obligations of Stratex under the Warrants and agrees that it shall be the “Company” for all purposes of the Warrants. Without limiting the foregoing, the undersigned hereby agrees to perform all of the obligations of the Company under, and to be bound in all respects by the terms of, the Warrants, to the same extent and with the same force and effect as if the undersigned were an original signatory thereto. At the effective time of the Merger, pursuant to the terms and subject to the conditions contained in the Warrants, each Warrant shall automatically become exercisable for that number of shares of Class A Common Stock equal to one-fourth of the number of shares of Stratex Common Stock issuable upon exercise of such Warrant immediately prior to the effective time of the Merger at an exercise price per share of Class A Common Stock equal to four (4) times the exercise price of such Warrant per share of Stratex Common Stock immediately prior to the effective time of the Merger, or $11.80 per share of Class A Common Stock.
     Upon the execution and delivery of this Assumption Agreement by Stratex and Newco, the terms of the Warrants shall be supplemented in accordance herewith, and this Assumption Agreement shall form a part of the terms of the Warrants for all purposes, and every Registered Holder of a Warrant heretofore countersigned and delivered shall be bound hereby.
     Except as expressly amended and supplemented hereby, the terms of the Warrants are in all respects ratified and confirmed and all terms, conditions and provisions of the Warrants shall remain in full force and effect.

     This Assumption Agreement is an agreement supplemental to and in implementation of the terms of the Warrants, and the terms of the Warrants, and this Assumption Agreement shall be read and construed together.
     Any notice or demand authorized or permitted by the terms of the Warrants to be given or made by the Registered Holder of any Warrants to or on Newco shall be sufficiently given or made when and if deposited in the mail, first class or registered, postage prepaid, addressed (until another address is provided to the Registered Holders in writing by Newco), as follows:
Harris Stratex Networks, Inc.
Research Triangle Park
637 Davis Drive
Morrisville, NC 27560
Attn: General Counsel
fax: (919) 767-3233
     All covenants and agreements in this Assumption Agreement by Newco shall bind and incur to the benefit of its successors and assigns, whether so expressed or not.
     This Assumption Agreement shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be governed by and construed in accordance with the internal laws of said state. The parties hereto irrevocably consent to the jurisdiction of the courts of the state of New York and any federal court located in such state in connection with any action, suit or proceeding arising out of or relating to this Assumption Agreement.
     Nothing in this Assumption Agreement shall be construed to give to any person other than Newco, Stratex and the Registered Holders of the Warrants any legal or equitable right, remedy or claim under this Assumption Agreement; but this Assumption Agreement shall be for the sole and exclusive benefit of Newco, Stratex and the Registered Holders of the Warrants.
     This Assumption Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the undersigned have executed this Assumption Agreement, as of the date first above written.

HARRIS STRATEX NETWORKS, INC.
By:	/s/ Guy M. Campbell
	Name:	Guy M. Campbell
	Title:	Chief Executive Officer and President

STRATEX NETWORKS, INC.
By:	/s/ Carl A. Thomsen
	Name:	Carl A. Thomsen
	Title:	Senior Vice President and Chief Financial Officer